Exhibit 99.1

NEWS RELEASE	OTCQX: SHWZ
For Immediate Release	NEO: SHWZ

SCHWAZZE ANNOUNCES APPOINTMENT TO THE BOARD OF DIRECTORS

DENVER, CO – March 24, 2023 – Medicine Man Technologies Inc. operating as Schwazze, (OTCQX:SHWZ; NEO:SHWZ) ("Schwazze" or the “Company"), today announced the appointment of Mr. Bradley Stewart to the Board of Directors of Schwazze. The Company also reports that Mr. Sal Wahdan has resigned as a Director of Schwazze.

Mr. Stewart is a Private Equity-backed CEO, board member and advisor, where he specializes in building technology and services companies with a focus on strategic transformation, balance sheet restructuring and M&A. He currently, serves as Senior Advisor at Sixth Street, as Chairman at Perch and as an independent board member at Private Medical and Semper Paratus (Nasdaq: LGSTU).

Previously, Mr. Stewart was CEO at Fair Technologies, a fintech / marketplace backed by SoftBank Group. Prior to Fair, he was Chairman and CEO at XOJet, the largest on-demand private jet services company in North America, backed by TPG and Mubadala, where he led the company’s turnaround. In concurrence with XOJet, he was a Senior Advisor at TPG, a leading private equity firm, where he served on the board of directors for multiple TPG portfolio companies. Prior to his tenure at XOJet and TPG, he was a Vice President at Parthenon Capital, a leading mid-market private equity firm, and formerly an Engagement Manager at McKinsey & Company. He received an MBA from Columbia Business School, a BSB in Corporate Finance from the University of Minnesota’s Carlson School of Management and a Lower Division Completion Certificate from the University of Minnesota's College of Science & Engineering.

Justin Dye, CEO of Schwazze stated, “We look forward to Brad’s participation on the Board of Directors of Schwazze as his strong experience and skills will be an excellent addition to our Board and the Company. We also would like to thank Sal for his valuable contributions to the Board and wish him well in his future endeavours.”

About Schwazze

Schwazze (OTCQX: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high- performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “plan,” “will,” “may,” “continue,” “predicts,” or similar words. Forward-looking statements include the guidance provided regarding the Company’s Q4 2022 performance and annual capital spending. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the ongoing COVID-19 pandemic, (x) the timing and extent of governmental stimulus programs, (xi) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws, and (xii) our ability to achieve the target metrics, including our annualized revenue and EBIDTA run rates set out in our Q4 2022 guidance. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Christine Jones Chief Legal Counsel Christine.Jones@schwazze.com 303 809 2697	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

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